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                       SECURITIES AND EXCHANGE COMMISSION
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                       Simon Transportation Services Inc.
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


      Board of Simon Transportation Services Opposes Moyes Consent Solicitation; Remains Neutral Toward Moyes Tender

SALT LAKE CITY, June 13 /PRNewswire/ -- Simon Transportation Services, Inc. (Nasdaq: SIMN) today announced that its Board of Directors opposes the consent solicitation that Jerry Moyes recently commenced in an effort to take control of the Company's Board of Directors. The Company also announced that its Board of Directors will continue to remain neutral to Mr. Moyes' tender offer to purchase shares of Simon Class A and Class B Common Stock at a price of $7.00 per share.

Richard D. Simon, the Company's Chairman and Chief Executive Officer, stated, "The Board of Directors strongly opposes Mr. Moyes' consent solicitation because it violates the good faith in which the Board cooperated with Mr. Moyes in the tender offer and, more importantly, could give Mr. Moyes control of the Company without his purchasing any additional shares." Mr. Simon explained, "Mr. Moyes owns a mere 10.8% of the Company and, if successful in his solicitation, could acquire control of the Company without purchasing any tendered shares."

Mr. Simon continued, "Mr. Moyes' consent solicitation is not necessary for the tender offer to succeed. The Company's Board of Directors has already waived applicable anti-takeover statutes, has announced that it will not stand in the way of the tender offer and has otherwise cooperated with Mr. Moyes. The Board continues to remain neutral with respect to the tender offer."

The Company indicated that it will soon distribute materials to stockholders to enable them to revoke any consents they have provided Mr. Moyes.

Founded in 1955, Simon Transportation Services is a North American truckload carrier specializing in temperature-controlled delivery of products throughout the United States, Canada and Mexico.

Note: This press release is for information purposes only and is not the solicitation of revocations of written consents. The revocation of consent solicitation materials, which are forthcoming, will contain important information that stockholders should consider before making any decision regarding their shares. Additional information about the Company may be accessed at the Company's Internet site (www.simn.com) and the Internet site of the Securities and Exchange Commission (www.sec.gov).

CONTACT: Alban B. Lang, Chief Financial Officer of Simon Transportation Services, 801-924-7000; or Shirley Thompson, President, or Rita Tuttle, V.P., Director of Investor Relations, or Bevo Beaven, Senior Account Executive, all of Carl Thompson Associates, Inc., 800-959-9677, for Simon Transportation Services.